Exhibit 107

Calculation of Filing Fee Tables

424(b)(7)

(Form Type)

American Homes 4 Rent

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Class A common shares of beneficial interest, par value $0.01 per share	Other	13,795	$34.87(1)	$481,031.65(1)	0.0001102	$53.01(2)

Carry Forward Securities

Carry Forward Securities	Equity	Class A common shares of beneficial interest, par value $0.01 per share	415(a)(6)	54,765,472	—	$1,461,690,447.68(3)			424(b)(7)	333-239227	July 17, 2020	$189,727.42

	Equity	Class A common shares of beneficial interest, par value $0.01 per share	415(a)(6)	3,067,922	—	$68,506,698.26(3)			424(b)(7)	333-219720	February 26, 2019	$8,303.01

	Total Offering Amounts					$1,530,678,177.59		$53.01

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$53.01

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Class A common shares of beneficial interest, par value $0.01 per share (“Common Shares”) of the registrant as reported on the New York Stock Exchange on June 5, 2023, which was $34.87 per share.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-272547) filed by the registrant on June 9, 2023.

(3)

This prospectus supplement includes 57,833,394 unsold Common Shares previously registered. On February 26, 2019, the registrant filed a prospectus supplement (the “2019 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration Statement No. 333- 219720) registering 6,970,737 Common Shares and concurrently submitted a fee of $18,865.58. On July 17, 2020, the registrant filed a prospectus supplement (the “2020 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration Statement No. 333-239227) registering a total of 58,358,394 Common Shares and concurrently submitted a fee of $189,727.42. The Common Shares registered by the 2020 Prospectus Supplement included 3,592,922 Common Shares that remained unsold under the 2019 Prospectus Supplement and that were carried forward to the 2020 Prospectus Supplement pursuant to Rule 415(a)(6) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, 57,833,394 Common Shares offered hereby are unsold Common Shares previously registered by the 2020 Prospectus Supplement, for which the filing fee was previously paid, and will continue to be applied to such unsold securities. A filing fee of $53.88 is being paid with respect to the remaining 13,795 Common Shares offered hereby.